UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 25, 2004


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                               72-1525702
--------                                               ----------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)


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ITEM  5.     Other Events and Regulation FD Disclosure

After a successful demonstration of the Aegis SafetyNet(TM) Radio Bridge and other Aegis technology on March 25, 2004 at the Space and Naval Warfare Systems Center (SSC) - San Diego, the Office for Domestic Preparedness, the principal component of the Department of Homeland Security (DHS) responsible for preparing the United States for acts of terrorism, has agreed to purchase the SafetyNet(TM) Radio Bridge for further testing and evaluation through SSC - San Diego. The SafetyNet(TM) Radio Bridge interconnects incompatible radios and bridges them beyond their normal capabilities to provide immediate radio interoperability at an emergency site.

The SafetyNet(TM) Radio Bridge was designed to be a standard piece of operating equipment for first responders, and the company believes that its work with the ODP moves the company one step closer to that goal. The ODP is the primary office within the DHS responsible for implementing a national program to enhance the capacity of state and local jurisdictions to respond to, and mitigate the consequences of, incidents of domestic terrorism. The ODP provides funds for the purchase of equipment and other support to assist states and local jurisdictions to prevent, plan for, and respond to acts of terrorism. SSC - San Diego provides technical support and product acquisition planning for ODP in that mission. SSC
- San Diego also supports the ODP with engineering services in the area of communications interoperability and provides recommendations regarding available commercial off-the-shelf (COTS) technologies for potential deployment by the ODP.

Although the company has been moving quickly toward deployment of its Wireless Life Safety System for commercial applications, it remains committed to working with the DHS and local agencies to meet the need for interoperable communications. Aegis will be returning to SSC-San Diego later this month to meet with members of the ODP regarding possible purchase or acquisition strategies for SafetyNet(TM) Radio Bridge units and to discuss further testing and evaluation of Aegis products, including the Radio Bridge.

The company recently completed quality control testing of the SafetyNet(TM) Radio Bridge using radios supplied by major public safety agencies, including the Los Angeles County Sheriff's Department, Los Angeles Police Department, Orange County Sheriff's Department, San Diego County Sheriff's Department, Los Angeles Fire Department, and Anaheim Fire Department.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
Secretary and Chief Operating Officer